                                                                    EXHIBIT 12.1

                          AMERICA WEST AIRLINES, INC.

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                                      |                             PREDECESSOR COMPANY
                                                      |  -------------------------------------------------------------------------
                              REORGANIZED COMPANY     |
                          --------------------------- |  THREE MONTHS   PERIOD FROM
                          THREE MONTHS   PERIOD FROM  |     ENDED       JANUARY 1 TO
                             ENDED       AUGUST 26 TO |    MARCH 31      AUGUST 25              YEARS ENDED DECEMBER 31,
                            MARCH 31     DECEMBER 31  |  ------------   ------------   -------------------------------------------
                              1995           1994     |      1994           1994         1993       1992        1991        1990
                          ------------   ------------ |  ------------   ------------   --------   ---------   ---------   --------
                                                      |          (IN THOUSANDS EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)
                                                      |
Computation of Earnings:                              |
  Income (loss) before                                |
    income taxes and                                  |
    extraordinary                                     |
    item................    $ 10,968       $ 19,736   |    $ 15,807      $ (201,209)   $ 37,924   $(131,761)  $(222,016)  $(76,695)
Add:                                                  |
  Interest expense                                    |
    including                                         |
    amortization                                      |
    of debt                                           |
    issuance costs......      16,022         22,827   |      13,190          34,038      54,252      55,886      63,991     61,239
  Interest portion of                                 |
    rent expense........      20,345         26,879   |      19,692          51,538      81,795     102,314     106,414     77,537
                          ------------   ------------ |  ------------   ------------   --------   ---------   ---------   --------
Income (loss), as                                     |
  adjusted..............    $ 47,335       $ 69,442   |    $ 48,689      $ (115,633)   $173,971   $  26,439   $ (51,611)  $ 62,081
                          =============  =============|  ===========    ===========    ========   =========   =========   ========
Computation of Fixed                                  |
  Charges:                                            |
  Interest expense                                    |
    including                                         |
    amortization of debt                              |
    issuance costs......    $ 16,022       $ 22,827   |    $ 13,190      $   34,038    $ 54,252   $  55,886   $  63,991   $ 61,239
  Interest portion of                                 |
    rent expense........      20,345         26,879   |      19,692          51,538      81,795     102,314     106,414     77,537
  Capitalized                                         |
    interest............         519            621   |          --              --          --          --       6,664      6,375
                          ------------   ------------ |  ------------   ------------   --------   ---------   ---------   --------
Fixed charges...........    $ 36,886         50,327   |    $ 32,882          85,576    $136,047   $ 158,200   $ 177,069   $145,151
                          =============  =============|  ===========    ===========    ========   =========   =========   ========
Ratio of earnings to                                  |
  fixed charges.........        1.28           1.38   |        1.48              (*)       1.28         (*)         (*)        (*)

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(*) For the purpose of computing the ratio of earnings to fixed charges,
    "earnings" consist of income (loss) before income taxes and extraordinary item plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense including amortization of debt expense, one-third of rent expense, which is deemed to be representative of an interest factor, and capitalized interest. For the period ended August 25, 1994 earnings were insufficient to cover fixed charges by $201,209,000. For the years ended December 31, 1992, 1991 and 1990, earnings were insufficient to cover fixed charges by $131,761,000, $228,680,000 and $83,070,000.